UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☒     Definitive Proxy Statement
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☐     Soliciting Material Pursuant to § 240.14a-12
Liberty Latin America Ltd.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY LATIN AMERICA LTD.
Clarendon House, 2 Church Street,
Hamilton HM 11, Bermuda
(441) 295-5950 or (303) 925-6000

AMENDMENT NO. 1, DATED APRIL 29, 2022, TO THE
PROXY STATEMENT FOR THE
2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This amendment amends the Option Exercises and Stock Vested table set forth below that was included in Liberty Latin America Ltd.’s proxy statement filed with the Securities and Exchange Commission on April 4, 2022 and mailed to shareholders on April 7, 2022 (the “Proxy Statement”). Except as set forth below, this amendment does not modify or update any other disclosures presented in the Proxy Statement.
Option Exercises and Stock Vested
The table below sets forth certain information concerning the vesting of our named executive officers’ PSUs and RSUs and the shares paid to them in respect of the 2020 annual bonus program during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Balan Nair
LILA	—	—	123,591	1,692,044
LILAK	—	—	252,587	3,470,957
Christopher Noyes
LILA	—	—	29,868	406,048
LILAK	—	—	60,986	832,252
Rocio Lorenzo
LILA	—	—	—	—
LILAK	—	—	—	—
John Winter
LILA	—	—	31,005	425,450
LILAK	—	—	63,053	868,362
Betzalel Kenigsztein
LILA	—	—	39,003	543,275
LILAK	—	—	79,252	1,107,760
Vivek Khemka
LILA	—	—	31,283	428,369
LILAK	—	—	63,813	877,046
(1)Includes shares withheld in payment of withholding taxes at election of holder.